SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK SUN LIFE FINANCIAL MASTERS SELECT NEW YORK

Please make checks payable to Sun Life Insurance and Annuity Company of New York.        APPLICATION

Send the application and check to P.O. Box 9133, Wellesley Hills, MA 02481

_____________________________________________________________________________

Date of Birth ________ / ______ / ______ Social Security Number ________ - ______ - ______ Gender ■ M ■ F

Address________________________________ City ________________________ State________ Zip __________

CO-OWNER Name (Co-Owner)________________________________________________________________________________

(Optional) Date of Birth ________ / ______ / ______ Social Security Number ________ - ______ - ______ Gender ■ M ■ F

Address________________________________ City ________________________ State________ Zip __________

* If there is a non-natural Owner other than a trust,a Non-Natural Owner Acknowledgement Form must accompany this Application.

B ANNUITANT Name* ____________________________________________________________________________________________________________

Date of Birth ________ / ______ / ______ Social Security Number ________- ______- ______ Gender ■ M ■ F

CO-ANNUITANT Name ______________________________________________________________________________________

(Optional) Date of Birth ________/ ______/ ______ Social Security Number ________- ______- ______ Gender ■M ■F

* If left blank, Annuitant will be the same as the owner.

C PLAN SELECTION ■ Non-Qualified

■ IRA ■ IRA Transfer ■ IRA Rollover ■ Roth IRA

■ Qualified Plan - Type ____________________ Trustee ______________________________________________

■ Other ______________________________________________

D BENEFICIARY Name Social Security Number Date of Birth Relationship to Owner

INFORMATION ■ Primary __________________ ____________________ __________ ________________

■ Primary ■ Contingent __________________ ____________________ __________ ________________

■ Primary ■ Contingent __________________ ____________________ __________ ________________

■ Please check here if you are attaching additional Beneficiary information

Please consult with your qualified plan administrator for beneficiary designation requirements. If your contract is Non-Qualified, your spouse as sole beneficiary may continue the contract at your death. Otherwise, and unless you have specified to the contrary, the death benefit will be divided equally among all surviving primary beneficiaries. If there is no surviving primary beneficiary, the death benefit will be divided equally among any surviving contingent beneficiaries. Any surviving co-owners will be considered primary beneficiaries, and any beneficiaries listed above will be contingent beneficiaries.

E OPTIONAL BENEFITS Optional benefits can only be chosen at time of application, are available at an additional cost and may be subject to age availability.

Death Benefit Stepped-Up Death Benefit:

■ Maximum Anniversary Account Value Benefit (MAV)

If the optional death benefit is not elected, the Basic Death Benefit will be paid to the beneficiary.

Living Benefit Rider ■ Secured Returns SM 2 Benefit

Select how you would like your Purchase Payment allocated under Section H.

F SPECIAL (TRANSFER COMPANY INFORMATION; ADDITIONAL BENEFICIARIES; ANNUITY COMMENCEMENT DATE; ANNUITY OPTION ELECTION ETC.)

INSTRUCTIONS

____________________________________________________________________________________________

____________________________________________________________________________________________

____________________________________________________________________________________________

G REPLACEMENT Will this Contract replace or change any existing life insurance or annuity in this or any other company? ■ Yes ■ No

If yes, please explain in Section F, Special Instructions and request replacement information from your Registered Representative.

If you have selected IRA Transfer,

the completed transfer

paperwork must accompany

the application.

H PURCHASE Please indicate how you would like your Purchase Payment allocated and use whole percentages.

PAYMENT ALLOCATION This allocation will be used for future investments, unless otherwise specified.

Initial Purchase Payment $ ________________________ Minimum initial purchase payment $10,000.

Make check payable to Sun Life Insurance and Annuity Company of New York.(Please estimate dollar amount for 1035 exchanges, transfers, rollovers, etc.)

DCA Guarantee Options ■ 6-month (6MO 96) ■ one-year (IYD 91) (Complete the Optional Programs Dollar Cost Averaging section.)

Apply 60 day rate hold ■ Yes ■ No

Note: A rate hold is irrevocable and is only available for 1035 exchanges and direct trustee-to-trustee transfers.

I ACCEPTANCE I hereby represent that my answers to the questions on this Application are correct and true to the best of my knowledge and belief. All payments and values provided by the Contract when based on the investment experience of the variable account are variable and not guaranteed as to dollar amount. Payments and values based on the fixed account are subject to a market value adjustment formula, the operation of which may result in upward and downward adjustments in amounts payable. I acknowledge receipt of current product and fund prospectuses.

________________________________________ ______________ ______________________

Owner Signature Date Signed at City & State

________________________________________ ______________ ______________________

Co-Owner Signature Date Signed at City & State

J REGISTERED Will this Contract replace or change any existing life insurance or annuity in this or any other company? ■ Yes ■ No

REPRESENTATIVE If Yes, please explain in Section F, Special Instructions and complete replacement forms where applicable.

Signature of Registered Representative ____________________________ Social Security Number _______ - _____ - _______

Print Name ____________________________

Broker/Dealer __________________________ Branch Office Address ______________________________

City __________________ State ________ Zip __________ Telephone ____________________

■ Option A ■ Option B Broker/Dealer Account #_______________________________________________

VARIABLE SUB-ACCOUNTS

____% Franklin Small Cap Value Securities Fund (FVS A5)

____% Mutual Shares Securities Fund (FMS A4)

____% Templeton Foreign Securities Fund (FTI A3)

____% Templeton Growth Securities Fund (FTG C1)

____% Lord Abbett Series Fund All Value Portfolio (LAV E3)

____% Lord Abbett Series Fund Growth & Income Portfolio (LA1 A1)

____% Lord Abbett Series Fund Growth Opportunities Portfolio (LA9 B2)

____% Lord Abbett Series Fund Mid-Cap Value Portfolio (LA2 A2)

____% MFS/Sun Life Capital Opportunities S Class (CO1 23)

____% MFS/Sun Life Emerging Growth S Class (MFF 11)

____% MFS/Sun Life Government Securities S Class (MFK 77)

____% MFS/Sun Life High Yield S Class (MFC 84)

____% MFS/Sun Life Mass Investors Growth Stock S Class (M1B 31)

____% MFS/Sun Life Mass Investors Trust S Class (MFL 78)

____% MFS/Sun Life Money Market S Class (MM1 05)

____% MFS/Sun Life New Discovery S Class (M1A 33)

____% MFS/Sun Life Research S Class (RE1 13)

____% MFS/Sun Life Research International S Class (RI1 35)

____% MFS/Sun Life Strategic Growth S Class (SG1 07)

____% MFS/Sun Life Total Return S Class (MFJ 06)

____% MFS/Sun Life Utilities S Class (MFE 73)

____% MFS/Sun Life Value S Class (MV1 29)

____% Oppenheimer Capital Appreciation Fund/VA (OCA A9)

____% Oppenheimer Global Securities Fund/VA (OGG E1)

____% Oppenheimer Main St. Fund/VA (OMG A8)

____% Oppenheimer Main St. Small Cap Fund/VA (OMS B1)

____% PIMCO Emerging Markets Bond Portfolio (PMB C6)

____% PIMCO Low Duration Portfolio (PLD E2)

____% PIMCO Real Return Portfolio (PRR A6)

____% PIMCO Total Return Portfolio (PTR A7)

____% Sun Capital All Cap S Class (SSA E6)

____% Sun Capital Investment Grade Bond S Class (IGB E5)

____% Sun Capital Real Estate S Class (SRE E4)

FIXED ACCOUNTS

____% Sun Life US Five-Year Fixed Series (5YR 85)

____% Sun Life US Six-Year Fixed Series (6YR 86)

____% Sun Life US Seven-Year Fixed Series (7YR 87)

____% Sun Life US Eight-Year Fixed Series (8YR 88)

____% Sun Life US Nine-Year Fixed Series (9YR 89)

____% Sun Life US Ten-Year Fixed Series (10Y 90)

VARIABLE SUB-ACCOUNT AND

ASSET ALLOCATION PROGRAMS FOR SECURED RETURNS 2

Choose only one.

100% ■ Conservative Asset Allocation (A3)

100% ■ Conservative Moderate Asset Allocation (A4)

100% ■ Moderate Asset Allocation (A5)

100% ■ Moderate Aggressive Asset Allocation (A6)

100% ■ MFS/Sun Life Total Return S Class (MFJ 06)

Your allocations should total 100%.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

Please make checks payable to Sun Life Insurance and Annuity Company of New York.

Send the application and check to P.O. Box 9133, Wellesley Hills, MA 02481

NY-APP-RCH-04-A

L OPTIONAL 1. Dollar Cost Averaging Program

PROGRAMS Under the Dollar Cost Averaging Program, monthly or quarterly transfers from the designated Sub-Account or DCA Guarantee Option to the Sub-Account(s) indicated will take place. The first transfer to the variable account(s) takes place the day the investment is made. These transfers will continue until this Program is terminated or until the account value allocated to the designated Sub-Account/DCA Guarantee Option is depleted. To begin the Program, the Sub-Account/ DCA Guarantee Option from which the transfers are to be made must have a minimum balance of $5,000.All subsequent add-on payments to any DCA Guarantee Option must be a minimum of $1,000.

FREQUENCY

■ Monthly or ■ Quarterly

Note: If no frequency is elected, DCA will occur on a Monthly basis

TRANSFER TO

a. ■DCA to Selected Sub-Accounts

If you have elected to DCA from a 6-Month or 12-Month Guarantee Option, please indicate the Percentages below to be transferred and the Sub-Account(s) you would like to DCA into. Percentages must be whole and total 100%. If you elect to DCA from a Sub-Account, please check the box below and indicate which Sub-Account.

Sub-Account

If you have elected to DCA from a Sub-Account, please indicate the Dollar Amount(s) below to be transferred and the Sub-Account(s) you would like to DCA into. All money allocated to the DCA Guarantee Option will be transferred over either a 6-month period or a 12-month period. The final amount transferred from either DCA Guarantee Option elected will include all interest earned. f the Program is discontinued or altered prior to completion, liquidation of the DCA Guarantee Option will be necessary.

b. ■ DCA to an Asset Allocation Program

Dollar Cost Averaging into an Asset Allocation Program is available ONLY if 100% of the purchase payment has been allocated to the 6-Month or 12-Month DCA Guarantee Option. Future payments will be allocated directly to the Asset Allocation model chosen unless otherwise specified.

Select the Asset Allocation model into which you wish to Dollar Cost Average (only ONE model may be selected).

■ Conservative Asset Allocation (A3) ■ Moderate Aggressive Asset Allocation (A6)

■ Conservative Moderate Asset Allocation (A4) ■ Aggressive Asset Allocation (A7)

■ Moderate Asset Allocation (A5)

Dollar Cost Averaging Program Acceptance

I understand that this authorization for participation in the Dollar Cost Averaging Program selected above will continue until a written, signed revocation is received by Sun Life Insurance and Annuity Company of New York. I will participate in the Dollar Cost Averaging Option and authorize transfers from the designated Sub-Account or Guarantee Period. I am aware that each month a level amount is transferred, at no cost, into one or more of the other Sub-Account(s) of my choice, up to a maximum of 12.The balance in the designated Sub-Account or Guarantee Period will continue until the owner's account value allocated to the designated Sub-Account/Guarantee Period falls below the total monthly transfer amount, or, if earlier, the Guarantee Period reaches maturity. Under this Option, no market value adjustment, either positive or negative, will apply. The Dollar Cost Averaging period must be at least six months. The Sub-Account/Guarantee Period from which the transfers are to be made must have a minimum balance of $1,000. If the Company is offering an Enhanced Dollar Cost Averaging Program, I will read and sign the disclosure statement on the back of this application.

Owner's Signature: ______________________________________________________ Date: ________________

You may select up to 12 Sub-Accounts

VARIABLE SUB-ACCOUNTS

$ or %

____ Franklin Small Cap Value Securities Fund (FVS A5)

____ Mutual Shares Securities Fund (FMS A4)

____ Templeton Foreign Securities Fund (FTI A3)

____ Templeton Growth Securities Fund (FTG C1)

____ Lord Abbett Series Fund All Value Portfolio (LAV E3)

____ Lord Abbett Series Fund Growth & Income Portfolio (LA1 A1)

____ Lord Abbett Series Fund Growth Opportunities Portfolio (LA9 B2)

____ Lord Abbett Series Fund Mid-Cap Value Portfolio (LA2 A2)

____ MFS/Sun Life Capital Opportunities S Class (CO1 23)

____ MFS/Sun Life Emerging Growth S Class (MFF 11)

____ MFS/Sun Life Government Securities S Class (MFK 77)

____ MFS/Sun Life High Yield S Class (MFC 84)

____ MFS/Sun Life Mass Investors Growth Stock S Class (M1B 31)

____ MFS/Sun Life Mass Investors Trust S Class (MFL 78)

____ MFS/Sun Life Money Market S Class (MM1 05)

____ MFS/Sun Life New Discovery S Class (M1A 33)

____ MFS/Sun Life Research S Class (RE1 13)

____ MFS/Sun Life Research International S Class (RI1 35)

____ MFS/Sun Life Strategic Growth S Class (SG1 07)

____ MFS/Sun Life Total Return S Class (MFJ 06)

____ MFS/Sun Life Utilities S Class (MFE 73)

____ MFS/Sun Life Value S Class (MV1 29)

____ Oppenheimer Capital Appreciation Fund/VA (OCA A9)

____ Oppenheimer Global Securities Fund/VA (OGG E1)

____ Oppenheimer Main St. Fund/VA (OMG A8)

____ Oppenheimer Main St. Small Cap Fund/VA (OMS B1)

____ PIMCO Emerging Markets Bond Portfolio (PMB C6)

____ PIMCO Low Duration Portfolio (PLD E2)

____ PIMCO Real Return Portfolio (PRR A6)

____ PIMCO Total Return Portfolio (PTR A7)

____ Sun Capital All Cap S Class (SSA E6)

____ Sun Capital Investment Grade Bond S Class (IGB E5)

____ Sun Capital Real Estate S Class (SRE E4)

2. Asset Allocation Program

If participating in the Asset Allocation Program, the initial and any future purchase payments, made into the variable Sub-Accounts, will be allocated entirely to the model selected. The Asset Allocation program may not be combined with the Portfolio Rebalancing Program. These models automatically rebalance quarterly.

Select ONE of the following programs:

■ Conservative Asset Allocation (A3) ■ Moderate Aggressive Asset Allocation (A6)

■ Conservative Moderate Asset Allocation (A4) ■ Aggressive Asset Allocation (A7)

■ Moderate Asset Allocation (A5)

Note: DO NOT complete Section H of the Application, PURCHASE PAYMENT ALLOCATION.

3. Portfolio Rebalancing Program

If participating in the Portfolio Rebalancing Program, exchanges will be made among the Sub-Accounts to ensure they reflect the initial Purchase Payment allocation chosen in Section H of the Application, PURCHASE PAYMENT ALLOCATION. These allocations will be used for future payments unless otherwise specified. Purchase payments allocated to the Guarantee Period(s) will not be rebalanced. Portfolio Rebalancing cannot be selected if Asset Allocation is chosen.

Check here to participate in the Portfolio Rebalancing Program

1. Select the Sub-Accounts and percentages for rebalancing in Section H, PURCHASE PAYMENT ALLOCATION, of the Application. Percentages must be whole and total 100%.

2. Select frequency ■ Quarterly ■ Semi-Annually ■ Annually

Note: If you do not make a frequency election, your Portfolio Rebalancing program will default to quarterly.

4. Systematic Withdrawal Program

A $10,000 account balance is required to begin the Systematic Withdrawal Program.

1. Select amount of withdrawal $ __________________________________________

2. Select frequency: ■ Monthly ■ Quarterly ■ Semiannually ■ Annually

Note: If you do not make a frequency election, your Systematic Withdrawal program will default to monthly.

3.Make an election for federal tax withholding ■ Withhold ■ Do not withhold

Note: If you do not make a withholding election, Sun Life Insurance and Annuity Company of New York will withhold federal income tax at a rate of 10%.However, some qualified plans are subject to different withholding requirement.

4. For electronic fund transfers to your bank account, complete the following and include a voided check, if applicable. If no payee information is provided, payments will default to the address of record. ■ Checking ■ Savings

Account number ________________________________ ABA Routing Number ____________________________

Your bank's name ________________________________ Your bank's telephone number ______________________

Your bank's address____________________________________________________________________________

Sun Life Insurance and Annuity Company of New York reserves the right to debit your checking/savings account in an effort to correct any overpayment(s) made to that account. Your signature in the Optional Program(s) Acceptance section provides authorization and directs your bank to permit any necessary debit to take place.

5. Secured Future Program®

■ Check here for program

Your investment will be split between fixed and variable accounts. The amount invested into a Guarantee Period [fixed] is determined by the current interest rates and the length of the period chosen. At the end of the Guarantee Period elected, the fixed account will have grown to equal the initial investment (unless transfers or withdrawals have been made).The balance of the investment will reflect the performance of the Sub-Account(s).In Section H of the Application, place a check mark next to a Fixed Account Guarantee Period,and indicate (using whole percentages) which Sub-Account(s) the balance should be allocated to. The amount allocated to the variable sub-accounts should total 100%.

6. Bank Draft

This is only for the withdrawal of funds from your savings or checking account for deposit to your annuity.

Note: The minimum bank draft amount is $100 per month with an annual total of at least $1,000.

1.Withdrawal amount ■ $100 ■ $200 ■ $500 ■ Other $_______________________

2. From your ■ Checking Account Account Number ______________________________ Include a voided check

■ Savings Account Account Number ______________________________

3.When? ■ On the first day of __________________________________________ (month)

4.How Often? ■ Monthly ■ Quarterly ■ Semi-Annually ■ Annually

Note: If no frequency is elected, withdrawals will be made monthly.

5. Bank Information

Bank Name ______________________________ Bank Telephone Number__________________

Bank Address ____________________________ ABA Routing Number____________________

Your signature on the authorization section below indicates your agreement that the rights of the bank named above with respect to checks drawn and debit entries initiated to your account are the same as if they were checks drawn on the bank and signed by you. You also agree that the bank shall be fully protected and without any liability whatsoever in honoring or refusing to honor any such check and in accepting or refusing to accept any such debit entry, whether with or without cause and whether intentionally or inadvertently.

This program may be revoked by Sun Life Insurance and Annuity Company of New York without prior notice if any check is not paid upon presentation or any debit entry is not accepted. You may alter or stop this Program by notifying Sun Life Insurance and Annuity Company of New York at least 15 days prior to the next draft.

Optional Program(s) Acceptance

I understand this authorization is for participation in the Optional Program(s) selected above will continue until my written, signed revocation is received by Sun Life Insurance and Annuity Company of New York.

Owner's Signature: ____________________________________________________ Date: ________________

Description of Basic and Optional Death Benefits

The Basic Death Benefit is equal to the greater of

(a) the Accumulation Account value for the Valuation Period during which the Death Benefit Date occurs; and

(b) the excess of (i) the sum of all Purchase Payments made under the Contract over (ii) the sum of all partial withdrawals.

The Maximum Anniversary Account Value Optional Death benefit is equal to the greater of the Basic Death Benefit and the highest Accumulation Account Value on any Contract Anniversary prior to the Owner's 81st birthday adjusted for any subsequent Purchase Payments and partial withdrawals and Charges made between such Contract Anniversary and the Death Benefit Date.

Sun Life Insurance and Annuity Company of New York Annuity Disclosure Statement

Sun Life Insurance and Annuity Company of New York offers multiple variable deferred annuities for the accumulation of retirement income. These products permit multiple contributions and permits account values to be allocated to variable investment options and to fixed interest called Guarantee Period options. These products permit account values to be applied to the purchase of a life annuity at the better of current or guaranteed annuity purchase rates. These products offer death benefits, some of which are optional for an additional cost. The following chart shows the costs of each product:

Surrender Charges Annual Asset Charge Optional Death Benefit Charge* Annual Account Fee

8%,8%,7%,6%, 5%, 4%,3% 1.35% (if 75 or younger on Open Date) .20% $30

("7-Year Product") 1.55% (if 76 or older on Open Date)

8%,8%,7%,6%, 5%, 4%,3% 1.70% (if 75 or younger on Open Date) .20% $30

("Bonus Product") ** 1.90% (if 76 or older on Open Date)

7%,6%,5%,4%,3%,2%,1% 1.35% (if 75 or younger on Open Date) .20% $30

("7- Year Product")*** 1.55% (if 76 or older on Open date)

7%,6%,5%,4%,3%,2%,1% 1.70% (if 75 or younger on Open Date) .20% $30

("Bonus Product")**** 1.90% (if 76 or older on open Date)

8%, 8%, 7%, 6% 1.65% (if 75 or younger on Open Date) .20% $30

("4-Year Product") 1.85% (if 76 or older on Open Date)

None 1.70% (if 75 or younger on Open Date) .20% $30

("No Surrender Charge Product") 1.90% (if 76 or older on Open Date)

* The Optional Death Benefit is the Maximum Anniversary Account Value benefit.

** The Bonus Product provides for two additional bonus credit options that may be applied to contributions and, if elected, to contract values.

The cost for this credit is reflected in the higher surrender charge. No enhanced Dollar Cost Averaging program will be available with this product.

*** The 7-Year product provides for guaranteed fixed account options with a market value adjustment.

**** The Bonus product has a built in credit option and provides for guaranteed fixed account options with a market value adjustment.

The undersigned acknowledges that an enhanced dollar cost averaging program may be offered under the 7-Year products, the 4-Year Products and the No Surrender Charge Product. If the undersigned participates in such a program, the undersigned understands that (1) interest credited to the program exceeds the Company's actual investment earnings, less appropriate risk and expense adjustments; (2) the excess rate is recovered through the product's asset charge which is applied to assets in the variable sub-accounts; and (3) The Company only offers this program on the products identified in this paragraph. The undersigned also understands that a Dollar Cost Averaging program may be elected through an allocation to a money market sub-account.

These products are available with different investment sub-accounts.

You should review all products carefully with your financial professional to determine which product is best suited to your needs.

Owner's Signature ____________________________________________________________ Date ____________

Co-Owner's Signature __________________________________________________________ Date ____________

NY-APP-RCH-04-A